UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50429

Date of Report: December 24, 2007

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	33-1059313
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

575 Madison Avenue, 10th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

212-937-8442
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Election of Directors; Appointment of Principal Officers

Directors

On December 24, 2007 Prospero’s Board of Directors voted to enlarge the size of the Board to seven members. To fill the three vacancies on the Board, the current members elected the following individuals:

Age
Stephen Rietiker	50
Matthias Zbaeren	48
Bradley Roberts	63

Information about the new directors is contained in the press release dated December 24, 2007, which is filed as an exhibit to this Report.

Current Officers and Directors

On March 18, 2007 Prospero’s Board of Directors elected Etoile Pinder to serve as Chief Executive Officer and Secretary and Mr. David Reeve to serve as Acting Chief Operations Officer. On July 26, 2007 Mr. Hubert Pinder was elected to serve as Chief Financial Officer and Mike Cronin to serve as a director.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.	Press release dated December 24, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERO MINERALS CORP.

Dated: December 24, 2007	By: /s/ Etoile Pinder
Etoile Pinder, Chief Executive Officer

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Exhibit 99

Prospero Minerals Corp. elects three new directors

NEW YORK, Dec. 24, 2007—Prospero Minerals Corp. (OTC: PSPO OB) announced today that its Board of Directors has elected three new directors, effective immediately: Dr. Stephen Rietiker, Matthias Zbaeren and Bradley Roberts. Dr. Rietiker and Matthias Zbaeren will focus on international issues and opportunities; and, Mr. Bradley Roberts will focus on property development.

Stephen Rietiker, M.D., (50) has held positions with Roche, Boehringer Mannheim, Schering Plough and Covance. In 2001, Dr. Rietiker was appointed President and CEO of Sulzer Medica AG (later Centerpulse AG). Since 2003, he has been actively involved as executive director and investor in various start-ups. Dr. Rietiker is a senior advisor for Brown Brothers Harriman’s M&A team.

Matthias Zbaeren (48) has more than 20 years of experience as a trader and director in investment banking, holding various positions with ever-increasing responsibility in FX trading, sales and marketing, project management, and education with UBS AG, EBS (Citicorp Dealing Resources/Quotron) and Credit Suisse. In 1997, he was appointed General Manger for EBS Switzerland, Italy, Spain and Portugal, and was recognized as the best EBS sales manger worldwide in that same year. In 1999 he rejoined UBS AG as a director to establish an FX marketing unit. In 2001, he became self-employed and founded ‘e-banking projects Zbaeren’, managing and leading a large e-trading tool project within Credit-Suisse. Since 2005, he has been involved in several large projects in well-known companies.

Bradley Roberts (63) has had more than 40 years experience with the Bahamas Electricity Corporation and served as General Manager and The Chief Executive Officer from 1998 – 2003 for the power generation, transmission and distribution operations of the company with a staff count of 1,100 employees. Most recently, Mr. Roberts is a member of the board of Bahamas Development Company Limited, which owns property in Cat Island and Andros, Bahamas earmarked for resort development.

Prospero’s Board of Directors also includes:

Etoile Pinder as Chief Executive Officer, Secretary; Hubert Pinder as Chief Financial Officer, David Reeve as Acting Chief Operations Officer and Mike Cronin as a director.

Prospero Minerals Corporation is focused on the cost-effective exploration and ecologically friendly development of natural resources, including mineral deposits—primarily gold and diamonds in the Central African Republic—as well as Emerald mining, water, energy and property development in the Bahamas.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995Certain statements contained herein constitutes “forward-looking statements” within the meaning of the

Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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